Exhibit 99.1
ADM Reports First Quarter 2024 Results, Affirms Full-Year EPS Guidance

Reported EPS of $1.42, Adjusted EPS1 of $1.46

CHICAGO, April 30, 2024—ADM (NYSE: ADM) today reported financial results for the quarter ended March 31, 2024.

First Quarter 2024 Highlights
•Segment operating profit of $1,311 million, adjusted segment operating profit1 of $1,317 million
•Trailing four-quarter average adjusted return on invested capital (ROIC)1 of 11.2%

“ADM’s solid first quarter results showcased our team’s ability to execute our strategy with agility in the face of anticipated challenging market conditions,” said Chair of the Board and CEO Juan Luciano.

“To manage through the cycle, we are driving key strategic initiatives across the business, including the ramp-up of production at our Green Bison JV and the scaling of our regenerative agriculture and BioSolutions efforts. Our productivity initiative pipeline is also expanding and we are already seeing the results of our actions to reduce supply chain complexity and better serve our customers in Nutrition as the segment delivered sequential quarterly improvement in operating profit. Our capital deployment actions such as our accelerated share repurchase program also continue to contribute to enhanced shareholder returns. Driving these priorities forward, we remain confident in our guidance for the year.”

First Quarter 2024 Results

1Q 2024 Results Overview
($ in millions except per share amounts)
	Segment Operating Profit	EPS (as reported)
GAAP	$1,311	$1.42
vs. 1Q 2023	(24)%	(33)%

	Adjusted Segment Operating Profit[1]	Adjusted EPS[1]
NON-GAAP	$1,317	$1.46
vs 1Q 2023	(24)%	(30)%

1 Non-GAAP financial measures; see pages 4, 5, 6, 11 and 12 for explanations and reconciliations.

Summary of First Quarter 2024
For the first quarter ended March 31, 2024, earnings per share on a GAAP basis were $1.42. Segment operating profit on a GAAP basis was $1,311 million and included charges of $6 million, or approximately $0.01 per share, related to impairments and restructuring.

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Adjusted segment operating profit was $1,317 million for the first quarter, a 24% decrease versus the prior year period. Adjusted earnings per share were $1.46. Lower pricing and execution margins led to a decline of $1.00 per share versus the prior year period, largely reflecting the impact of lower crush and origination margins, as well as lower mark-to-market timing impacts of $0.38 per share. Improved input and manufacturing costs, primarily related to lower energy costs, led to an increase of $0.15 per share versus the prior year. Volume improvement represented a $0.20 per share increase versus the prior year period, primarily reflecting higher processed volumes in AS&O. Higher equity earnings led to a $0.07 per share increase in the first quarter of 2024 versus the prior year period.

1Q 2024 Segment Overview

($ in millions, except where noted)	1Q 2024	1Q 2023[2]	% Change
Adjusted Segment Operating Profit[1]	$1,317	$1,725	(24)%
Ag Services & Oilseeds	864	1,211	(29)%
Carbohydrate Solutions	248	279	(11)%
Nutrition	84	138	(39)%
Other	121	97	25%

1 Non-GAAP financial measure; see pages 5 and 6 for explanation and reconciliation.

2 2023 Ag Services & Oilseeds, Carbohydrate Solutions, and Nutrition segment operating profits have been revised to reflect immaterial error corrections with no change to total Adjusted Segment Operating Profit. See Note 13, Segment Information of the Company’s consolidated financial statements included in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

Ag Services and Oilseeds Summary
AS&O segment operating profit was $864 million during the first quarter of 2024, down 29% compared to the prior year period. The Ag Services subsegment operating profit was 33% lower, primarily due to the stabilization of trade flows leading to lower Global Trade and risk management results in comparison to the prior year. Slower farmer selling also negatively impacted export volumes and margins in South America. In the Crushing subsegment, operating profit was 27% lower versus the prior year as increased imports of used cooking oil and the anticipation of large South American supplies negatively impacted North American soy crush margins. During the quarter, there were positive mark-to-market timing impacts of approximately $40 million versus approximately $240 million of positive impacts a year ago. Refined Products and Other (RPO) subsegment results of $170 million were lower versus the prior year, as the increased imports of used cooking oil negatively impacted refining margins in North America. During the quarter, there were negative mark-to-market timing impacts of $30 million versus positive impacts of approximately $40 million in the prior year period. Equity earnings from Wilmar were $149 million during the first quarter, approximately 37% higher than the prior year.

1Q 2024 AS&O Overview

($ in millions, except where noted)	1Q 2024	1Q 2023	% Change
Segment Operating Profit	$864	$1,211	(29)%
Ag Services	232	348	(33)%
Crushing	313	427	(27)%
Refined Products and Other	170	327	(48)%
Wilmar	149	109	37%

Carbohydrate Solutions Summary
Carbohydrate Solutions segment operating profit was $248 million during the first quarter of 2024, down 11% compared to the prior year period. The Starches & Sweeteners subsegment decreased $52 million, as strong starches and sweeteners margins were offset by lower domestic ethanol margins due to strong industry production and elevated stocks, as well as moderating margins in the EMEA region. In the Vantage Corn Processing (VCP) subsegment, results improved $21 million as strong demand for sustainably certified exports of ethanol supported volumes and higher margins.

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1Q 2024 Carbohydrate Solutions Overview

($ in millions, except where noted)	1Q 2024	1Q 2023	% Change
Segment Operating Profit	$248	$279	(11)%
Starches and Sweeteners	261	313	(17)%
Vantage Corn Processors	(13)	(34)	62%

Nutrition Summary
Nutrition segment operating profit was $84 million during the first quarter of 2024, down 39% compared to the prior year period. Human Nutrition subsegment operating profit was $76 million, approximately $62 million lower versus the prior year period, as impacts related to unplanned downtime at Decatur East and a normalizing texturants market negatively impacted margins. In the Animal Nutrition subsegment, operating profit of $8 million was higher year-over-year as cost optimization efforts and lower input costs bolstered margins.

1Q 2024 Nutrition Overview

($ in millions, except where noted)	1Q 2024	1Q 2023	% Change
Segment Operating Profit	$84	$138	(39)%
Human Nutrition	76	138	(45)%
Animal Nutrition	8	—	—%

Other and Corporate Summary
For the first quarter, Other segment operating profit was $121 million, up 25% compared to the prior year, supported by higher Captive Insurance results due to higher program premiums and lower claims. ADM Investor Services results improved on higher net interest income.

In Corporate, unallocated corporate costs increased versus the prior year on higher global technology investments to support digital transformation efforts and increased legal fees. Other Corporate was unfavorable compared to the prior year due to investment valuation losses of approximately $18 million in our ADM Ventures portfolio.

Outlook
The Company affirms its previously provided EPS guidance for the full year. ADM continues to expect adjusted earnings per share2 in the range of $5.25 to $6.25 for the full year.

2Forecasted GAAP Earnings Reconciliation: ADM is not presenting forecasted GAAP earnings per diluted share or a quantitative reconciliation to forecasted adjusted earnings per diluted share in reliance on the unreasonable efforts exemption provided under Item 10(e)(1)(i)(B) of Regulation S-K. ADM is unable to predict with reasonable certainty and without unreasonable effort the impact of any impairment and timing of restructuring-related and other charges, along with acquisition-related expenses and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.

Conference Call Information

ADM will host a webcast today, April 30, 2024, at 8 a.m. Central Time to discuss financial results and provide a company update. To listen to the webcast, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

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About ADM

ADM unlocks the power of nature to enrich the quality of life. We’re an essential global agricultural supply chain manager and processor, providing food security by connecting local needs with global capabilities. We’re a premier human and animal nutrition provider, offering one of the industry’s broadest portfolios of ingredients and solutions from nature. We’re a trailblazer in health and well-being, with an industry-leading range of products for consumers looking for new ways to live healthier lives. We’re a cutting-edge innovator, guiding the way to a future of new consumer and industrial solutions. And we're a leader in sustainability, scaling across entire value chains to help decarbonize the multiple industries we serve. Around the globe, our innovation and expertise are meeting critical needs while nourishing quality of life and supporting a healthier planet. Learn more at www.adm.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact included in this release, are forward-looking statements. You can identify forward-looking statements by the fact they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “outlook,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to significant risks, uncertainties and changes in circumstances that could cause actual results and outcomes to differ materially from the forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, without limitation, those that are described in the Company’s most recent Annual Report on Form 10-K and in other documents that the Company files or furnishes with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, ADM does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this announcement, whether as a result of new information, future events, changes in assumptions or otherwise.

Non-GAAP Financial Measures

The Company uses certain “Non-GAAP” financial measures as defined by the Securities and Exchange Commission. These are measures of performance not defined by accounting principles generally accepted in the United States, and should be considered in addition to, not in lieu of, GAAP reported measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release.

Adjusted net earnings and Adjusted earnings per share (EPS). Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described in the reconciliation tables below. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described in the reconciliation tables below. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

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Segment operating profit and adjusted segment operating profit. Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.

Adjusted Return on Invested Capital (ROIC). Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after-tax effects of interest expense on borrowings and specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities and other specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

ADM presents guidance of forecasted adjusted EPS for the full year 2024 in this release. ADM is not able to present forecasted GAAP EPS or a quantitative reconciliation to forecasted adjusted EPS in reliance on the unreasonable efforts exemption provided under Item 10(e)(1)(i)(B) of Regulation S-K. ADM is unable to predict with reasonable certainty and without unreasonable effort the impact of any impairment and timing of restructuring-related and other charges, along with acquisition-related expenses and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to ADM’s consolidated statements of earnings.

Media Contact
Brett Lutz
media@adm.com
312-634-8484

Investor Relations
Megan Britt
Megan.Britt@adm.com
872-257-8378

Financial Tables Follow

Source: Corporate Release
Source: ADM
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Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP financial measure)
and Corporate Results
(unaudited)

	Quarter ended
	March 31
(In millions)	2024	2023	Change

Segment Operating Profit	$1,311	$1,719	$(408)
Specified items:
(Gain) loss on sales of assets	—	(1)	1
Impairment and restructuring charges	6	7	(1)
Adjusted Segment Operating Profit	$1,317	$1,725	$(408)

Ag Services and Oilseeds	$864	$1,211	$(347)
Ag Services	232	348	(116)
Crushing	313	427	(114)
Refined Products and Other	170	327	(157)
Wilmar	149	109	40

Carbohydrate Solutions	$248	$279	$(31)
Starches and Sweeteners	261	313	(52)
Vantage Corn Processors	(13)	(34)	21

Nutrition	$84	$138	$(54)
Human Nutrition	76	138	(62)
Animal Nutrition	8	—	8

Other Business	$121	$97	$24

Segment Operating Profit	$1,311	$1,719	$(408)

Corporate Results	$(426)	$(322)	$(104)

Interest expense - net	(110)	(103)	(7)
Unallocated corporate costs	(304)	(248)	(56)
Other	—	24	(24)
Specified items:
Gain on debt conversion option	—	5	(5)
Restructuring charges	(12)	—	(12)
Earnings Before Income Taxes	$885	$1,397	$(512)

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP financial measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.
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Consolidated Statements of Earnings
(unaudited)

	Quarter ended
	March 31
	2024	2023
	(in millions, except per share amounts)

Revenues	$21,847	$24,072
Cost of products sold	20,188	21,992
Gross profit	1,659	2,080
Selling, general, and administrative expenses	951	881
Asset impairment, exit, and restructuring costs	18	7
Equity in (earnings) losses of unconsolidated affiliates	(212)	(174)
Interest and investment income	(123)	(134)
Interest expense (1)	166	147
Other (income) expense - net (2)	(26)	(44)
Earnings before income taxes	885	1,397
Income tax expense (benefit) (3)	166	225
Net earnings including noncontrolling interests	719	1,172

Less: Net earnings (losses) attributable to noncontrolling interests	(10)	2
Net earnings attributable to ADM	$729	$1,170

Diluted earnings per common share	$1.42	$2.12

Average diluted shares outstanding	514	551

(1) Includes (gains) losses related to the mark-to-market adjustment of the conversion option of the exchangeable bond issued in August 2020 of $(5) million in the prior-year quarter.

(2) Includes net (gains) losses related to the sale of certain assets of $(1) million in the prior-year quarter.

(3) Includes the tax expense (benefit) impact of specified items and tax discrete items totaling $3 million and $(20) million in the current quarter and prior-year quarter, respectively.

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Summary of Financial Condition
(unaudited)

	March 31, 2024	March 31, 2023
	(in millions)
Net Investment In
Cash and cash equivalents	$830	$899
Operating working capital	10,181	13,457
Property, plant, and equipment	10,596	10,071
Investments in affiliates	5,566	5,525
Goodwill and other intangibles	7,051	6,583
Other non-current assets	2,612	2,298
	$36,836	$38,833
Financed By
Short-term debt	$1,734	$1,809
Long-term debt, including current maturities	8,246	8,697
Deferred liabilities	3,317	3,130
Temporary equity	307	301
Shareholders’ equity	23,232	24,896
	$36,836	$38,833

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Summary of Cash Flows
(unaudited)

	Three months ended
	March 31
	2024	2023
	(in millions)
Operating Activities
Net earnings	$719	$1,172
Depreciation and amortization	280	259
Asset impairment charges	3	3
(Gains) losses on sales/revaluation of assets	14	(11)
Other - net	(134)	(113)
Other changes in operating assets and liabilities	(182)	(2,920)
Total Operating Activities	700	(1,610)

Investing Activities
Purchases of property, plant and equipment	(328)	(327)
Net assets of businesses acquired	(915)	—
Proceeds from sale of business/assets	6	13
Investments in affiliates	(4)	(4)
Other investing activities	11	(10)
Total Investing Activities	(1,230)	(328)

Financing Activities
Long-term debt payments	—	(2)
Net borrowings (payments) under lines of credit	1,619	1,306
Share repurchases	(1,327)	(351)
Cash dividends	(257)	(248)
Other	(37)	(107)
Total Financing Activities	(2)	598
Effect of exchange rate on cash, cash equivalents, restricted cash, and restricted cash equivalents	(13)	(6)
Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(545)	(1,346)
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	5,390	7,033
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$4,845	$5,687

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Segment Operating Analysis
(unaudited)

	Quarter ended
	March 31
	2024	2023
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	9,387	8,627
Corn	4,407	4,394
Total processed volumes	13,794	13,021

	Quarter ended
	March 31
	2024	2023
	(in millions)
Revenues
Ag Services and Oilseeds	$17,219	$18,579
Carbohydrate Solutions	2,683	3,537
Nutrition	1,836	1,853
Other Business	109	103
Total revenues	$21,847	$24,072

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Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended March 31
	2024		2023
	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$729	$1.42	$1,170	$2.12
Adjustments:
Loss (gain) on sales of assets and businesses (a)	—	—	(1)	—
Impairment and restructuring charges (b)	18	0.03	5	0.01
Gain on debt conversion option (c)	—	—	(5)	(0.01)
Tax adjustment (d)	3	0.01	(18)	(0.03)
Sub-total adjustments	21	0.04	(19)	(0.03)
Adjusted net earnings and adjusted EPS	$750	$1.46	$1,151	$2.09

(a)Prior-year quarter gain of $1 million pretax ($1 million after tax) was related to the sale of certain assets, tax effected using the applicable tax rate.
(b)Current quarter and prior-year quarter charges of $18 million pretax ($18 million after tax) and $7 million pretax ($5 million after tax), respectively, were related to the impairment of certain assets and restructuring, tax effected using the applicable tax rates.
(c)Prior-year quarter gain on debt conversion of $5 million pretax ($5 million after tax) was related to the mark-to-market adjustment of the conversion option of the exchangeable bonds issued in August 2020, tax effected using the applicable tax rate.
(d)Tax expense (benefit) adjustment due to certain discrete items totaling $3 million in the current quarter and ($18 million) in the prior-year quarter.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

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Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Jun. 30, 2023	Sep. 30, 2023	Dec. 31, 2023	Mar. 31, 2024	Mar. 31, 2024

Net earnings attributable to ADM	$927	$821	$565	$729	$3,042
Adjustments:
Interest expense	124	97	109	115	445
Other adjustments	130	76	167	21	394
Total adjustments	254	173	276	136	839
Tax on adjustments	(52)	(40)	(38)	(27)	(157)
Net adjustments	202	133	238	109	682
Total Adjusted ROIC Earnings	$1,129	$954	$803	$838	$3,724

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Jun. 30, 2023	Sep. 30, 2023	Dec. 31, 2023	Mar. 31, 2024	Quarter Average

Equity (1)	$24,939	$25,228	$24,132	$23,219	$24,380
+ Interest-bearing liabilities (2)	8,675	8,346	8,370	9,995	8,847
Other adjustments	108	59	155	21	86
Total Adjusted Invested Capital	$33,722	$33,633	$32,657	$33,235	$33,313

Adjusted Return on Invested Capital					11.2%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after-tax effects of interest expense on borrowings, and specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after-tax effect of specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.
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Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

The tables below provide a reconciliation of net earnings to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended March 31, 2024.

					Four Quarters
	Quarter Ended				Ended
	Jun. 30, 2023	Sep. 30, 2023	Dec. 31, 2023	Mar. 31, 2024	Mar. 31, 2024
			(in millions)
Net earnings	$927	$821	$565	$729	$3,042
Net earnings (losses) attributable to noncontrolling interests	1	3	(23)	(10)	(29)
Income tax expense	204	207	192	166	769
Interest expense	124	97	109	115	445
Depreciation and amortization	262	261	277	280	1,080
EBITDA	1,518	1,389	1,120	1,280	5,307
(Gain) loss on sales of assets and businesses	(11)	2	(7)	—	(16)
Impairment and restructuring charges and settlement contingencies	117	71	172	18	378
Railroad maintenance expense	2	26	39	—	67
Expenses related to acquisitions	3	3	1	—	7
Adjusted EBITDA	$1,629	$1,491	$1,325	$1,298	$5,743

					Four Quarters
	Quarter Ended				Ended
	Jun. 30, 2023	Sep. 30, 2023	Dec. 31, 2023	Mar. 31, 2024	Mar. 31, 2024
			(in millions)
Ag Services and Oilseeds	$1,143	$937	$1,053	$959	$4,092
Carbohydrate Solutions	397	546	387	325	1,655
Nutrition	237	197	58	158	650
Other Business	84	44	143	119	390
Corporate	(232)	(233)	(316)	(263)	(1,044)
Adjusted EBITDA	$1,629	$1,491	$1,325	$1,298	$5,743

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, adjusted for specified items. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of income tax expense, interest expense on borrowings, and depreciation and amortization to net earnings. Management believes that adjusted EBITDA is a useful measure of the Company’s performance because it provides investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net earnings, the most directly comparable GAAP financial measure.
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